SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-12

                      HEALTHCARE INTEGRATED SERVICES, INC.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            --------------------------------------------------------------------

      5.    Total fee paid:

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

            --------------------------------------------------------------------

      2.    Form, Schedule or Registration Statement No.:

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      3.    Filing Party:

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      4.    Date Filed:

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

                      HEALTHCARE INTEGRATED SERVICES, INC.
                         Shrewsbury Executive Center II
                                1040 Broad Street
                          Shrewsbury, New Jersey 07702

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
HealthCare Integrated Services, Inc.:

      The Annual Meeting of Stockholders (the "Meeting") of HealthCare Integrated Services, Inc. (the "Company") will be held on Friday, December 29, 2000 at the offices of the Company, Shrewsbury Executive Center II, 1040 Broad Street, Shrewsbury, New Jersey 07702, at 10:00 a.m., local time, to consider and act upon the following matters:

      1. The election of four directors of the Company to hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors.

      2. Such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

      The Board of Directors of the Company has fixed the close of business on Tuesday, December 5, 2000, as the record date for determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournment(s) or postponement(s) thereof. Accordingly, only holders of record of shares of the Company's voting securities at the close of business on such date will be entitled to notice of, and to vote at, the Meeting and any adjournment(s) or postponement(s) thereof.

                                       By Order of the Board of Directors,

                                       ELLIOTT H. VERNON
                                       Chairman of the Board and Chief Executive
                                       Officer

December 7, 2000
Shrewsbury, New Jersey

         YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE
      MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED
                 PROXY IN THE RETURN STAMPED ENVELOPE PROVIDED.

       YOUR PROMPT RETURN OF A COMPLETED PROXY WILL HELP THE COMPANY AVOID
                THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION TO
                         ASSURE A QUORUM AT THE MEETING.

                                 PROXY STATEMENT

                                   ----------

                      HEALTHCARE INTEGRATED SERVICES, INC.
                         Shrewsbury Executive Center II
                                1040 Broad Street
                          Shrewsbury, New Jersey 07702

                                   ----------

                         ANNUAL MEETING OF STOCKHOLDERS

                         To be Held on December 29, 2000

General Information

      This Proxy Statement is being furnished to the holders of record as of the close of business on Tuesday, December 5, 2000 (the "Record Date"), of shares of common stock, par value $0.01 per share (the "Common Stock"), of HealthCare Integrated Services, Inc., a Delaware corporation (the "Company"), and shares of Series D Cumulative Accelerating Redeemable Preferred Stock, par value $0.10 per share (the "Series D Stock"), of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Stockholders to be held on Friday, December 29, 2000 and at any adjournment(s) or postponement(s) thereof (the "Meeting"), pursuant to the accompanying Notice of Meeting of Stockholders (the "Notice"). A form of proxy for use at the Meeting is also enclosed. This Proxy Statement and the accompanying Notice and form of proxy are first being mailed to stockholders on or about December 7, 2000.

      A stockholder may revoke the authority granted by his execution of a proxy at any time before the effective exercise of such proxy by delivering a duly executed proxy bearing a later date or by filing a written revocation thereof with the Assistant Secretary of the Company at its executive offices located at Shrewsbury Executive Center II, 1040 Broad Street, Shrewsbury, New Jersey 07702. Presence at the Meeting does not of itself revoke the proxy unless the stockholder so attending shall, in writing, so notify the Secretary of the Meeting at any time prior to the voting of the proxy. All shares of Common Stock and Series D Stock represented by executed and unrevoked proxies will be voted in accordance with the specifications therein. Proxies submitted without specification will be voted for the election of the four nominees for director named herein (the "Director Nominees"). Management is not aware at the date hereon of any other matter to be presented at the Meeting, but if any other matter is properly presented, the persons named in the proxy will vote thereon according to their judgment.

      All costs and expenses of the Meeting and this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. The Company has engaged the firm of Corporate Investor Communications, Inc. as proxy solicitors. The fee to such firm for solicitation services is estimated to be approximately $3,500 plus reimbursement of out-of-pocket expenses. In addition to solicitation by use of mails, directors, officers and regular employees of the Company (who will not be specifically compensated for such services) may solicit proxies personally or by telephone or other means of communication. Although there is no formal agreement to do so, the Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals.

      Unless otherwise noted, as used herein, the terms "fiscal 1995," "fiscal 1996," "fiscal 1997," "fiscal 1998," "fiscal 1999," and "fiscal 2000," refer to the Company's fiscal years ended December 31, 1995, 1996, 1997, 1998 and 1999 and the Company's fiscal year ending December 31, 2000, respectively.

      Unless otherwise indicated, all share information has been adjusted to reflect the 1:10 reverse stock split effected on January 20, 2000 in respect of the Common Stock.

Voting Securities

      Only holders of record on the books of the Company at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were outstanding 1,135,699 shares of Common Stock and 633.647 shares of Series D Stock. Generally, the holders of the Common Stock and Series D Stock vote together as a single class on all matters submitted to a vote of stockholders, with each share of Common Stock outstanding being entitled to one vote and each share of Series D Stock outstanding being entitled to 331 votes. At the Meeting, the election of the Director Nominees will require a plurality of the votes represented and entitled to vote on the matter at the Meeting in favor of such persons. See "Security Ownership of Certain Beneficial Owners and Management -- Series D Stock Ownership" for a discussion of the issuance of the Series D Stock. Holders of Common Stock and Series D Stock are not entitled to cumulate their votes on any matter to be considered at the Meeting. The presence at the Meeting, in person or by proxy, of the holders of a majority of the total number of votes entitled to be cast on the matter at the Meeting will constitute a quorum for the transaction of business by such holders. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Security Ownership of Certain Beneficial Owners and Management

Common Stock Ownership

      The table below sets forth the beneficial ownership of the outstanding shares of Common Stock as of the Record Date of (i) each person known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, (ii) each of the Company's directors and Director Nominees, (iii) each of the Company's executive officers named in the Summary Compensation Table, and
(iv) all of the Company's directors and executive officers as a group. An asterisk indicates beneficial ownership of less than 1% of the outstanding shares of Common Stock.

                                                              As of December 5, 2000
                                                              ----------------------

                                                          Number of
                                                           Shares(1)    Percent of Class
                                                           ------       ----------------
            Beran Entities (2)                             209,447            15.57%
            c/o Phyllis Beran
            10 Grove Street
            Cherry Hill, NJ 08002

            Elliott H. Vernon (3)                          163,050            13.41%
            c/o HealthCare Integrated Services, Inc.
            Shrewsbury Executive Center II
            1040 Broad Street
            Shrewsbury, New Jersey 07702

            Elliot Loewenstern (4)                          75,000             6.19%
            6700 North Andrews Avenue
            Suite 401
            Fort Lauderdale, Florida 33309

            Ulises C. Sabato, M.D.                          81,237             7.12%
            106 Grand Avenue
            Englewood, New Jersey 07631

            Michael W. Licamele                                 --               --

            Manmohan A. Patel, M.D.(5)                      32,400             2.85%

            Michael S. Weiss (5)                             4,400                *%

            Robert D. Baca (6)                              21,666             1.88%

            Scott P. McGrory                                   600                *%

            Mark R. Vernon                                  15,850             1.38%

            All directors and                              237,966            18.96%
            executive officers
            as a group (6 persons) (7)

----------

(1) In no case was voting and investment power shared with others, other than as expressly set forth herein. The information set forth in this table regarding a person's/entity's beneficial ownership has been derived from information provided by such person/entity (including, in some instances, from information set forth in a Schedule 13D filed with the Securities and Exchange Commission (the "SEC").

(2) Such shares represent beneficial ownership of shares of Common Stock issuable upon conversion of all outstanding shares of Series D Stock held by the liquidating trusts of the Beran Entities. See "- Series D Stock Ownership" for additional information regarding these shares as well as a listing of each entity's individual holdings. Samuel J. Beran, M.D. and his mother, Phyllis Beran, are the co-trustees of the liquidating trusts and may be deemed to be the beneficial owners of the shares owned by the trusts. The address of Dr. Beran is 15 Pondview Close, Chappaqua, New York 10514 and the address of Mrs. Beran is 10 Grove Street, Cherry Hill, NJ 08002.

(3) Includes beneficial ownership of an aggregate of 80,000 shares of Common Stock issuable upon the exercise of certain currently exercisable stock options. Does not include an aggregate of 45,000 shares of Common Stock issuable upon the exercise of certain stock options which are not exercisable within 60 days of the Record Date. See "Executive Compensation -- Employment Contracts and Termination of Employment and Change in Control Arrangements."

(4) Includes beneficial ownership of an aggregate of (i) 12,500 shares of Common Stock issuable upon the exercise of certain currently exercisable stock options owned by the Stephanie Loewenstern Irrevocable Trust, (ii) 12,500 shares of Common Stock issuable upon the exercise of certain currently exercisable stock options held by the Brett Loewenstern Irrevocable Trust, (iii) 12,500 shares of Common Stock issuable upon the exercise of certain currently exercisable stock options held by the Victoria Loewenstern Irrevocable Trust, and (iv) 37,500 shares of Common Stock issuable upon the exercise of certain currently exercisable stock options owned by Akiva Merchant Group, Inc. Mr. Loewenstern is the trustee of each of the aforementioned trusts and the sole stockholder and President of Akiva Merchant Group, Inc.

(5) Such shares include shares of Common Stock issuable upon exercise of certain currently exercisable stock options granted pursuant to the Company's 1996 Stock Option Plan for Non-Employee Directors (the "Directors Plan")

(6) Includes an aggregate of 16,666 shares of Common Stock issuable upon the exercise of certain currently exercisable stock options. Does not include an aggregate of 33,334 shares of Common Stock issuable upon the exercise of stock options which are not exercisable within 60 days of the Record Date. See "Executive Compensation -- Employment Contracts and Termination of Employment and Change in Control Arrangements."

(7) Includes an aggregate of 119,816 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of the Record Date. See footnotes (3), (5) and (6) above. Does not include an aggregate of 84,284 shares of Common Stock issuable upon the exercise of stock options which are not exercisable within 60 days of the Record Date. See footnotes
      (3) and (6) above.

Series D Stock Ownership

      The table below sets forth the beneficial ownership of the outstanding shares of Series D Stock (and the beneficial ownership of Common Stock issuable upon conversion of the Series D Stock) as of the Record Date. None of the Company's directors, Director Nominees or executive officers own any shares of Series D Stock. An asterisk indicates beneficial ownership of less than 1% of the shares.

      An aggregate of 887.385 shares of Series D Stock (the "Beran Issuance") having an aggregate liquidation preference of $9,317,542.50 (i.e., $10,500 per share liquidation preference) were issued by the Company in October 1998 in connection with the acquisition (the "Beran Acquisition") by a wholly-owned subsidiary of the Company of the assets of Echelon MRI, P.C., Mainland Imaging Center, P.C., North Jersey Imaging Management Associates, L.P., Bloomfield Imaging Associates, P.A., and Irving N. Beran, M.D., P.A. (collectively, the "Beran Entities"). These related companies owned and operated five multi-modality diagnostic imaging centers located in Voorhees (two centers), Bloomfield, Northfield and Williamstown, New Jersey. The companies that received these shares are in the process of being dissolved and liquidating their assets, and the shares of Series D Stock are held by their respective liquidating trusts. As of the Record Date, there were an aggregate of 633.647 shares of Series D Stock outstanding having an aggregate liquidation preference of $6,653,301.50 (i.e., $10,500 per share liquidation preference) as a result of an adjustment in the purchase price of these assets.

      The holders of the Series D Stock are entitled to convert the Series D Stock into an aggregate of approximately 634,120 shares of Common Stock; provided that until the Company obtains stockholder approval (which approval has not yet been obtained) of the Beran Issuance, the holders of the Series D Stock only will be able to convert such shares into Common Stock representing in the aggregate 19.9% of the outstanding Common Stock as of the date of issuance of the Series D Stock (i.e., approximately 209,477 shares). The holders of the Series D Stock are entitled to vote, on an as-converted basis, with the holders of the Common Stock as one class on all matters submitted to a vote of Company stockholders (other than the ratification and approval of the Beran Issuance); provided that until the Company obtains stockholder approval (which approval has not yet been obtained) of the Beran Issuance, the aggregate voting rights of the holders of the Series D Stock shall not exceed 19.9% of the outstanding Common Stock as of the date of issuance of the Series D Stock (i.e., approximately 209,477 shares). In addition, certain matters also require the affirmative vote of the holders of the Series D Stock voting separately as a class in addition to the affirmative vote of the holders of the Common Stock and Series D Stock voting together as a single class. Due to timing constraints, stockholder approval of the Beran Issuance was not solicited prior to the consummation of the Beran Acquisition and such issuance of preferred stock in October 1998. The Company is currently negotiating the exchange of the outstanding Series D Stock into subordinated promissory notes of the Company in the aggregate principal amount equal to the aggregate liquidation preference of the outstanding Series D Stock plus accrued and unpaid dividends.

      Upon certain events (as described more fully in the Certificate of Designations, Preferences and Rights of the Series D Stock), including the Company's failure to redeem the Series D Stock prior to March 1, 1999, the holders of the Series D Stock have the right to cause the Company to call a special meeting of stockholders for the purpose of electing directors. Upon stockholder ratification and approval of the Beran Issuance, assuming the holders of the Series D Stock were to act collectively, such holders would be in a position to influence the election of the Company's directors and other matters requiring stockholder approval. Dr. Samuel J. Beran and his mother, Phyllis Beran, are the co-trustees of each of the holders of the Series D Stock and as such share voting and dispositive power with respect to the shares owned by these holders. The information set forth in the following table regarding a person's/entity's beneficial ownership has been derived from a Schedule 13D filed by such person/entity with the SEC.

                                                   As of December 5, 2000
                                                  ----------------------

                                                                 Number of
                                                                 Shares of
                              Number of Shares    Percent of       Common     Percent of
                             of Series D Stock       Class        Stock(1)      Class(1)
                             -----------------       -----        ------        -----
Beran/Bloomfield IV                44.355             7%         14,663.38      1.09%
  Shareholders Trust (2)
c/o Phyllis Beran
10 Grove Street
Cherry Hill, NJ 08002

Beran/Echelon I                   329.496            52%        108,927.87       8.1%
  Shareholders Trust (3)
c/o Phyllis Beran
10 Grove Street

Cherry Hill, NJ 08002
Beran/INB V                        19.01              3%          6,284.48         *%
  Shareholders Trust (4)
c/o Phyllis Beran
10 Grove Street
Cherry Hill, NJ 08002

Beran/Mainland II                  69.701            11%         23,042.28      1.71%
  Shareholders Trust (5)
c/o Phyllis Beran
10 Grove Street
Cherry Hill, NJ 08002

Beran/Management III              171.085            27%         56,558.84       4.2%
Shareholders Trust
  Associates, L.P. (6)
c/o Phyllis Beran
10 Grove Street
Cherry Hill, NJ 08002

----------

(1) Does not take into account stockholder ratification and approval of the Beran Issuance which will increase the number of shares of Common Stock issuable upon conversion of the Series D Stock and the voting rights thereof. Percent of Class calculated based upon 1,135,699 shares of Common Stock outstanding as of the Record Date and approximately 209,477 shares of Common Stock issuable upon conversion of all outstanding shares of Series D Stock (assuming no stockholder approval of the Beran Issuance).

(2) Includes 1.145 shares of Series D Stock held in escrow in respect of certain post-closing adjustments in connection with the Beran Acquisition. The holder has the right to vote such shares. Samuel J. Beran, M.D. and Phyllis Beran, the co-trustees of the holder, may be deemed to be the beneficial owners of the shares owned by the holder.

(3) Includes 8.508 shares of Series D Stock held in escrow in respect of certain post-closing adjustments in connection with the Beran Acquisition. The holder has the right to vote such shares. Samuel J. Beran, M.D. and Phyllis Beran, the co-trustees of the holder, may be deemed to be the beneficial owners of the shares owned by the holder.

(4) Includes 0.491 shares of Series D Stock held in escrow in respect of certain post-closing adjustments in connection with the Beran Acquisition. The holder has the right to vote such shares. Samuel J. Beran, M.D. and Phyllis Beran, the co-trustees of the holder, may be deemed to be the beneficial owners of the shares owned by the holder.

(5) Includes 1.8 shares of Series D Stock held in escrow in respect of certain post-closing adjustments in connection with the Beran Acquisition. The holder has the right to vote such shares. Samuel J. Beran, M.D. and Phyllis Beran, the co-trustees of the holder, may be deemed to be the beneficial owners of the shares owned by the holder.

(6) Includes 4.418 shares of Series D Stock held in escrow in respect of certain post-closing adjustments in connection with the Beran Acquisition. The holder has the right to vote such shares. Samuel J. Beran, M.D. and Phyllis Beran, the co-trustees of the holder, may be deemed to be the beneficial owners of the shares owned by the holder.

                        PROPOSAL - ELECTION OF DIRECTORS

      The By-laws of the Company provide that the number of directors shall be fixed from time to time by the Board. The Board has fixed the number of directors at four, and four directors will be elected at the Meeting, each director to hold office until the next annual meeting of stockholders and until his successor is elected and is qualified. The Company intends to hold the next annual meeting of stockholders in 2001. All of the four nominees are presently directors of the Company, except for Dr. Michael W. Licamele.

      Unless otherwise directed, all proxies (unless revoked or suspended) will be voted for the Director Nominees. If any Director Nominee shall be unavailable for election or upon election should be unable to serve, the proxies will be voted for the election of such other person as shall be determined by the persons named in the proxy in accordance with their judgment. The Company is not aware of any reason why any Director Nominee should become unavailable for election, or, if elected, should be unable to serve as a director.

      The names of the Director Nominees, and certain information about them, are set forth below.

                                                         Has Been a Director
            Name                       Age               of the Company From
            ----                       ---               -------------------

            Michael W. Licamele        60                --

            Manmohan A. Patel          51                December 1998 - Present

            Michael S. Weiss           34                July 1998 - Present

            Elliott H. Vernon          58                July 1991 - Present

      Michael W. Licamele, Ph.D. has been the Chief Executive Officer since 1968 of Computer X Pharmacy, Inc., a mail order pharmacy specializing in compounded drugs which is headquartered in Connecticut. He has also served as the Chief Executive Officer of BronchoDose, LLC, a mail order pharmacy, since its formation in 1988; of Compound RX, LLC, a mail order pharmacy, since its formation in 1985; and of Chemcher, Ltd, a distributor of fine chemicals, since its formation in 1993. Dr. Licamele has been a registered pharmacist in the State of Connecticut since 1961. Dr. Licamele received a Ph.D. in Chemistry from the University of Connecticut in 1968, a Doctorate in Pharmacy from the University of Maryland in 1967 and a B.S. in Chemistry from the University of Connecticut in 1961.

      Manmohan A. Patel, M.D. has been Vice Chairman of the Company since December 1998. Since August 1995, Dr. Patel has been the Chairman of Jersey Integrated HealthPractice, Inc. a privately-held management services organization ("JIHP") which provides management services to Pavonia Medical Associates, P.A. ("PMA"). Dr. Patel was one of the founders of PMA, which is one of the largest independent multi-specialty medical groups in New Jersey, and has been its President since July 1971. Dr. Patel is a practicing internist specializing in pulmonary diseases and critical care and has received board certifications in the following five specialties: internal medicine, pulmonary diseases, critical care, emergency medicine and geriatric medicine. In 1973, Dr. Patel received his M.D. from Mahatma Gandhi Medical College in India. He was an intern at the M.M. Medical College in India, at West Middlesex Hospital in Britain, at Loyola University, at the Stitch Medical School in Chicago, Illinois and at the Catholic Medical Center of Brooklyn and Queens in New York and had fellowships with Bellevue Hospital and New York University Medical Center. Dr. Patel is a member of the Board of Trustees of the Meadowlands Hospital Medical Center in Secaucus, New Jersey, and a member of the Board of Trustees of Liberty

HealthCare System, Inc. which is a New Jersey-based teaching hospital system that is affiliated with Mt. Sinai Health System in New York.

      Michael S. Weiss, Esq. has been the Chairman and Chief Executive Officer of CancerEducation.com, Inc., an Internet-based health information company, since April 1999. Prior thereto, from November 1993 until April 1999, he was a Senior Managing Director of Paramount Capital, Inc., a private investment banking firm ("Paramount"), and held various other positions with Paramount and certain of its affiliates. Mr. Weiss is also the Vice Chairman of Genta Incorporated, a publicly-traded biotechnology company, and Chairman of Heavenlydoor.com, Inc. (f/k/a Procept, Inc.) ("Heavenlydoor"), a publicly-traded holding company engaged in providing business-to-business and business-to-consumer funeral-related products and services over the Internet. In addition, Mr. Weiss is also a member of the Board of Directors of AVAX Technologies, Inc., a publicly-traded biotechnology company, and is a member of the Board of Directors of several privately-held biotechnology companies. Prior to joining Paramount, Mr. Weiss was an attorney with the law firm of Cravath, Swaine & Moore. Mr. Weiss received his J.D. from Columbia University School of Law and his B.S. in Finance from the State University of New York at Albany.

      Elliott H. Vernon, Esq. has been the Chairman of the Board and Chief Executive Officer of the Company since the Company's inception in July 1991. He also was the President of the Company from July 1991 until August 1999. For over ten years, Mr. Vernon has also been the managing partner of MR General Associates, a New Jersey general partnership ("MR Associates") which is the general partner of DMR Associates, L.P., a Delaware limited partnership, which was the landlord of the Company's Brooklyn MRI facility until September 1998. From December 1995 until it merged with Procept in March 1999, Mr. Vernon was a director of Pacific Pharmaceuticals, Inc., a publicly-traded company engaged in the development and commercialization of medical products with a primary focus on cancer treatment. Mr. Vernon was a director of Procept, a publicly-traded biotechnology company, from December 1997 until it merged with Heavenlydoor in January 2000 and is now a director of Heavenlydoor. Mr. Vernon is also one of the founders of Transworld Nursing, Inc. and was, until April 1997, a director of Transworld Home HealthCare, Inc., a publicly-held regional supplier of a broad range of alternate site healthcare services and products including respiratory therapy, drug infusion therapy, nursing and para-professional services, home medical equipment, radiation and oncology therapy and a nationwide specialized mail order pharmacy. Mr. Vernon is also a principal of HealthCare Financial Corp., LLC, a healthcare financial consulting company engaged primarily in FDA matters. From January 1990 to December 1994, Mr. Vernon was a director and the Executive Vice President and General Counsel of the Wall Street firm of Aegis Holdings Corporation which offered financial services through its investment management subsidiary and its capital markets consulting subsidiary on an international basis. Prior to entering the healthcare field on a full-time basis, Mr. Vernon was in private practice as a trial attorney specializing in federal white collar criminal and federal regulatory matters. Prior to founding his own law firm in 1973, Mr. Vernon was commissioned as a Regular Army infantry officer in the United States Army (1964). He is a former paratrooper and Vietnam War veteran with service in the 82nd Airborne Division and 173rd Airborne Brigade. Upon his return from Vietnam in 1970, Mr. Vernon served as Chief Prosecutor and Director of Legal Services at the United States Army Communications and Electronics Command until 1973.

Vote Required

      Directors are elected by a plurality of the votes cast at the Meeting.

        YOUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
                       ELECTION OF THE DIRECTOR NOMINEES.

              INFORMATION RELATING TO THE BOARD AND ITS COMMITTEES

Meetings of the Board; Committees

      During fiscal 1999, the Board held three meetings and acted pursuant to unanimous written consent on five occasions. During fiscal 1999, no incumbent director attended less than 75% of the aggregate number of meetings of the Board and committees of the Board on which he served for such year. The Board currently has four standing committees: the Audit Committee, the Stock Option Committee, the Compensation Committee and the Executive Committee.

Audit Committee

      The current member of the Audit Committee is Michael S. Weiss. Shawn Friedkin was a member of the Audit Committee until his resignation in May 2000. The Audit Committee held two meetings during fiscal 1999. The general function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by (i) monitoring the integrity of the Company's financial reporting process and systems of internal control regarding finance, accounting and legal compliance; (ii) monitoring the independence and performance of the Company's independent auditors and internal auditing department; and (iii) providing an avenue of communication between the independent auditors, management, the internal auditing department and the Board.

Stock Option Committee

      The current member of the Stock Option Committee is Michael S. Weiss. Shawn Friedkin was a member of the Stock Option Committee until his resignation in May 2000. The Stock Option Committee did not meet during fiscal 1999; however, it acted pursuant to unanimous written consent on six occasions during fiscal 1999. The Stock Option Committee considers and recommends actions of the Board relating to matters affecting the Company's stock option plans and is authorized to make grants under the Company's 1991 Stock Option Plan (the "1991 Plan"), 1997 Omnibus Incentive Plan (the "Omnibus Plan"), 1997 Employee Stock Purchase Plan (the "Stock Purchase Plan") and otherwise.

Compensation Committee

      The current member of the Compensation Committee is Michael S. Weiss. Joseph Raymond was a member of the Compensation Committee until his resignation in September 2000. The Compensation Committee did not meet during fiscal 1999; however, it acted pursuant to unanimous written consent on two occasions during fiscal 1999. The general functions of the Compensation Committee include approval (or recommendations to the Board) of the compensation arrangements for senior management, directors and other key employees; review of benefit plans in which officers and directors are eligible to participate; and periodic review of the equity compensation plans of the Company and the grants under such plans.

Executive Committee

      The current members of the Executive Committee are Elliott H. Vernon and Manmohan A. Patel. Joseph Raymond was a member of the Executive Committee until his resignation in September 2000. The Executive Committee held two meetings during fiscal 1999. The Executive Committee is empowered to exercise all powers of the Board in the management and affairs of the Company with certain exceptions. In practice, it meets only infrequently to take formal action on specific matters when it would be impractical to call a meeting of the Board.

Compensation of Directors

      The Company does not presently pay non-employee directors any cash fees in connection with their services as such; however, the Company reimburses them for all costs and expenses incident to their participation in meetings of the Board and its committees. In addition, non-employee directors (other than members of the Stock Option Committee) are entitled to participate in the Directors Plan and the Omnibus Plan. Pursuant to the Directors Plan, stock options exercisable to purchase an aggregate of 2,500 shares of Common Stock automatically are granted to newly-elected or appointed non-employee directors of the Company. In addition, as approved by the stockholders at the 1998 annual meeting of stockholders, the Directors Plan further provides that non-employee directors are entitled to receive stock options to purchase 500 shares of Common Stock (the "Fee Options") for a Plan Year (as defined in the plan) in the event no annual cash director's fees are paid by the Company for such Plan Year and may also elect to receive the Fee Options in lieu of any cash director's fee otherwise payable by the Company to such director for such Plan Year. The Company has determined that no cash director's fees will be paid for the 2000 Plan Year, and, therefore, Fee Options have been issued to each of the current non-employee directors.

      The purchase price of the shares of Common Stock subject to stock options issued under the Directors Plan is equal to the fair market value of such shares on the date of the grant, as determined in accordance with the plan. Stock options awarded under the Directors Plan vest in increments of 40% after the sixth month, 80% after the eighteenth month and 100% after the thirtieth month anniversary of the date of grant. Upon termination of a non-employee director's service on the Board, any stock options vested as of the date of termination may be exercised until the first anniversary of such date (unless such options expire earlier in accordance with their terms); provided that if such termination is a result of such director's removal from the Board other than due to his death or disability, all stock options will terminate immediately.

      No remuneration is paid to executive officers of the Company for services rendered in their capacities as directors of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of the outstanding shares of Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company (collectively, "Section 16 reports") on a timely basis. Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16 reports. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and certain written representations that no other reports were required, during fiscal 1999, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with on a timely basis, except that (i) each of Robert D. Baca and Mark R. Vernon did not timely file a Form 3 with respect to his becoming an executive officer of the Company,
(ii) each of Samuel Beran, Phyllis Beran, Beran/Management III Partners Trust and Beran/Echelon I Shareholders Trust did not timely file a Form 3 with respect to his/her/its becoming a 10% stockholder of the Company, and (iii) Joseph J. Raymond, a former director of the Company, did not timely file a Form 4 with respect to nine transactions.

            INFORMATION RELATING TO EXECUTIVE OFFICERS OF THE COMPANY

Executive Officers

      The names of the current executive officers of the Company, and certain information about them, are set forth below.

            Name                     Age   Position
            ----                     ---   --------

            Elliott H. Vernon (1)    58    Chairman of the Board and Chief
                                           Executive Officer

            Robert D. Baca           44    President and Chief Operating Officer

            Alfred Beltrani (2)      46    Vice President, Controller

            Mark R. Vernon (1)       53    Senior Vice President

----------

(1)   Elliott H. Vernon and Mark R. Vernon are brothers.

(2) Mr. Beltrani replaced Scott P. McGrory as Vice President, Controller as of July 17, 2000. Mr. McGrory had resigned as Vice President, Controller as of May 15, 2000.

      See above for information regarding Mr. Elliott H. Vernon.

      Robert D. Baca, C.P.A. became the President and Chief Operating Officer of HIS PPM Co., a Delaware corporation and wholly-owned subsidiary of the Company formed to engage in the physician practice management business ("HIS PPM"), in April 1998, and in August 1999 he was elevated to the position of the President and Chief Operating Officer of the Company. From May 1997 to March 1998, Mr. Baca was the Senior Vice President of Corporate Development for Medical Resources, Inc. ("Medical Resources"), a publicly-held diagnostic imaging company. Mr. Baca was a founder of Capstone Management, Inc. ("Capstone"), a diagnostic imaging company which was acquired by Medical Resources in May 1997, and was, from June 1993 to May 1997, the Chief Executive Officer and Chief Financial Officer of Capstone. Mr. Baca received a M.S. in Taxation from Villanova Law School in 1985 and received a B.S. in Accounting from the University of Delaware in 1978. Mr. Baca is a certified public accountant.

      Alfred Beltrani, C.P.A. became the Vice President, Controller of the Company in July 2000. He brings with him over 23 years experience in accounting. Mr. Beltrani is the Principal Financial and Accounting Officer and as such, is responsible for overseeing all financial reporting aspects of the Company. Prior to joining the Company, Alfred Beltrani had been the Chief Financial Officer of VTA Management Services, Inc., a division of Integrated Health Services, Inc., a nationwide healthcare corporation, since 1994. From 1987 to 1993, Mr. Beltrani was the Controller of Hongson, Inc., an importing and distribution company. From 1983 to 1986, Mr. Beltrani was the Corporate Controller of a publicly-traded national retail chain, Syms Corp., and was responsible for all financial and SEC reporting. Prior to 1983, Mr. Beltrani was the Manager of a public accounting firm. Mr. Beltrani is a licensed certified public accountant and is a graduate of Brooklyn College.

      Mark R. Vernon has been Senior Vice President of the Company since April 1999 and has been the President of Atlantic Imaging Group, LLC, the Company's joint venture with HealthMark Alliance, Inc., since its formation in April 1999. From April 1997 until April 1999, he was employed as an officer of the

Company in charge of field operations. Since September 1994, he has also served as the Chairman of the Board, President and Chief Executive Officer of Omni Medical Imaging, Inc., which company subleased the Company's mobile MRI units from September 1994 until July 1996. See "Certain Relationships and Related Transactions." From January 1991 until August 1994, he was the Vice President of Field Operations of the Company. From February 1981 until November 1989, he was the President of National Labor Service, Inc. and from November 1975 until January 1981, he was the President of Country Wide Personnel, Inc., which are employment support companies that supplies employees to Fortune 500 and other corporations. From 1966 until 1971, Mr. Vernon was a Staff Sergeant in the United States Army and served in Vietnam from 1966 until 1967.

Executive Compensation

Summary Compensation Table

      The following table sets forth all compensation awarded to, earned by, or paid to, the Chief Executive Officer and each other executive officer of the Company and its subsidiaries (whose total annual salary and bonus exceed $100,000) for services rendered in all capacities to the Company and its subsidiaries during fiscal 1999, 1998 and 1997 (the "named executive officers"):

                                              Annual Compensation                 Long Term Compensation
                                              -------------------                 ----------------------
                                                                                          Awards
                                                                                          ------

                                                               Other
                                                               Annual          Restricted        Securities       All
Name and                                                       Compensation    Stock             Underlying       Other
Principal Position          Year    Salary ($)    Bonus ($)       ($)(1)       Award(s) ($)      Options (#)      Compensation
------------------          ----    ----------    ---------    ------------    ------------      -----------      ------------
ELLIOTT H. VERNON........   1999     $281,541     $325,000       $33,951(2)         --             25,000                --
 (Chairman of the
   Board and Chief          1998     $244,272     $328,829       $19,249(2)         --                 --                --
   Executive Officer)
                            1997     $100,415           --       $29,359(2)         --             50,000           $88,076(3)

ROBERT D. BACA ..........   1999     $227,202     $ 25,000            --            --             15,000                --
 (President and Chief
   Operating Officer)       1998     $165,808(4)  $ 32,588            --            --             35,000                --

MARK R. VERNON...........   1999     $105,750           --            --            --                 --                --
(Senior Vice President)

SCOTT P. MCGRORY(5)......   1999     $ 97,407     $  5,000            --            --                 --                --
(former Vice President,
Controller)

----------

(1) Unless noted, the value of prerequisites and other personal benefits, securities and other property paid to or accrued for the named executive officers did not exceed $50,000 for each such officer, or 10% of such officer's total reported salary and bonus, and thus are not included in the table.

(2) Represent payments for personal life and disability insurance and medical payments made by the Company on behalf of Mr. Vernon pursuant to Mr. Vernon's employment agreement.

(3) Represents a non-interest bearing advance made to Mr. Vernon during fiscal 1997. See "Certain Relationships and Related Transactions."

(4) Represents compensation beginning on April 13, 1998, the commencement date of Mr. Baca's employment with HIS PPM. He became the President and Chief Operating Officer of the Company in August 1999.

(5)   Mr. McGrory resigned as Vice President, Controller as of May 15, 2000.

Employment Contracts and Termination of Employment and Change in Control Arrangements

      Elliott H. Vernon. Effective in November 1997, the Company entered into a three-year employment agreement with Mr. Vernon (which was extended to five years in August 1999). Pursuant to such employment agreement, Mr. Vernon agreed to continue to serve as the Chairman of the Board, President and Chief Executive Officer of the Company at an annual base of $250,000, subject to annual increases equal to the greater of (a) 10% or (b) the same percentage as the increase during the immediately preceding calendar year in the United Sates Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (1962-1984=100) (the "CPI") or (c) such greater amount as may be determined by the Board. Mr. Vernon's current base salary is $332,750. The employment agreement provides that, upon the consummation by the Company of the proposed acquisition of JIHP, Mr. Vernon will receive (i) a cash bonus of $250,000 and (ii) stock options to purchase 25,000 shares of Common Stock at an exercise price equal to the average of the fair market value (as defined in the Omnibus Plan) of the Common Stock for the ten consecutive trading days immediately preceding the closing date of such acquisition (which stock options will vest in 25% increments over four years from the date of grant). (In August 1999, these stock options were issued to Mr. Vernon at an exercise price of $10.60 per share, subject to consummation of the JIHP acquisition on or prior to December 31, 2000). On each anniversary of the commencement date of the employment agreement, the term is extended for an additional one year. The employment agreement also provides that if Mr. Vernon resigns for "Good Reason" (as defined in the employment agreement), Mr. Vernon will be entitled to receive a payment of 2.99 times his highest annual salary and bonus pursuant to the employment agreement. In the event Mr. Vernon's employment is terminated for "Disability" (as defined in the employment agreement), Mr. Vernon will continue to be paid his base salary for a period of six months after such date (which amount will be reduced by any disability payments received by him). Mr. Vernon's employment agreement also provides that in the event his employment is terminated for "Cause" or because of his death, Mr. Vernon or his designated beneficiaries, as the case may be, shall only be entitled to be paid his base salary through the month in which such termination occurred.

      Mr. Vernon's employment agreement also provides for annual profit sharing with other executive level employees of a bonus pool consisting of 15% of the Company's consolidated income before taxes. Mr. Vernon is entitled to not less than 50% of such bonus pool, and the Board or a duly constituted committee thereof may allocate additional amounts of the bonus pool to Mr. Vernon. It is expected that the entitlement of the other officers of the Company to the remainder of such bonus pool (if any) will be made by Mr. Vernon in his capacity as the Chairman of the Board and Chief Executive Officer of the Company, subject to the contractual rights of other persons entitled to participate in such bonus pool, and to the concurrence of the Board or a duly constituted committee thereof. In addition, the employment agreement provides for certain insurance and automobile benefits for Mr. Vernon and his participation in the Company's other benefit plans. The employment agreement provides that Mr. Vernon will be entitled to reimbursement of up to $10,000 per annum for medical expenses not covered by insurance for himself and his immediate family. In connection with the Board's approval in November 1997 of the material terms of this employment agreement, Mr. Vernon was granted stock options to purchase 47,120 shares of Common Stock under the 1991 Plan and 2,880 shares of Common Stock under the Omnibus Plan at an exercise price of $10.625 per share. Such options vest in 20% increments on each anniversary of the grant date.

      In August 1999, Mr. Vernon resigned as President of the Company and Mr. Baca became the President and Chief Operating Officer of the Company.

      Robert D. Baca. As of April 13, 1998, HIS PPM entered into a three year employment agreement with Robert D. Baca, pursuant to which Mr. Baca agreed to serve as its President and Chief Operating Officer at an annual base salary of $225,000 (subject to annual increases by the same percentage as the increase during the immediately preceding calendar year in the CPI or such greater amount as may be determined by the Board). Mr. Baca's current base salary is $228,627. The employment agreement is subject to successive one year renewal periods and provides for Mr. Baca's participation in the employee benefit programs and plans of HIS PPM as well as a monthly automobile allowance. As incentive compensation, in connection with the execution of the employment agreement, Mr. Baca received
(i) a stock option under the Omnibus Plan to purchase 20,000 shares of Common Stock at an exercise price of $13.125 per share (which option vested 50% on the date of grant and the remaining 10,000 shares will vest in increments of one-third upon the Common Stock attaining, during the Term (as defined in the employment agreement), an average Fair Market Value (as defined in the Omnibus
Plan) for a period of 20 consecutive trading days, and a Fair Market Value on the last day of such 20 day period, of $50.00, $80.00 and $120.00 per share, respectively; provided, however, that in any event the remaining 10,000 shares shall vest in increments of one-third on each subsequent anniversary of the grant date of the option, and the option will become fully vested immediately upon a Change in Control (as defined in the Omnibus Plan)) and (ii) a stock option, not issued under the Omnibus Plan (since at the time of grant there were not enough shares available for issuance under the Omnibus Plan to allow for such issuance thereunder) but which shall, nonetheless, be subject to the terms and conditions of the Omnibus Plan, to purchase 15,000 shares of Common Stock at an exercise price of $75.00 per share (with respect to 5,000 of the shares subject to the options), $100.00 per share (with respect to 5,000 of the shares subject to the option) and $125.00 per share (with respect to 5,000 of the shares subject to the option) (which option will vest upon the attainment of any two of the three following objectives: (a) the Company achieving gross revenues of $100.0 million in any fiscal year during the Term, (b) the Company achieving net income of $12.0 million in any fiscal year during the Term or (3) the Common Stock attaining, during the Term, an average Fair Market Value (as defined in the option) for a period of 20 consecutive trading days, and a Fair Market Value on the last day of such 20 day period, of $200.00 per share; provided, however, that in any event the option will vest on the third anniversary of the grant date of the option, and the option will become fully vested immediately upon a Change in Control of HIS PPM (as defined in the option)).

      The employment agreement provides that if Mr. Baca resigns for "Good Reason" (as defined in the employment agreement) or if HIS PPM terminates his employment other than as provided in the employment agreement, Mr. Baca will be entitled to receive his full base salary through the date of termination, as well as all accrued incentive compensation through the date of termination, plus an amount (payable over a period of months equal to the lesser of the number of months remaining in the Term and 18) equal to the product of (a) the sum of (i) the base salary in effect as of the date of termination and (ii) the average of the bonus compensation paid or payable to Mr. Baca with respect to the three years preceding the year in which the date of termination occurs (or such lesser period as he may have been employed) and (b) the lesser of (i) the number of months remaining in the Term divided by 12 and (ii) one and one-half (the "Severance Amount"). In the event that, within one year after the occurrence of a Change of Control (as defined in the employment agreement), HIS PPM terminates Mr. Baca's employment other than as provided in the employment agreement or Mr. Baca resigns for "Good Reason," Mr. Baca will be entitled to receive his full base salary through the date of termination, as well as all accrued incentive compensation through the date of termination, plus the present value (as defined in the employment agreement) of the Severance Amount on or before the tenth day following the date of termination.

      The employment agreement further provides that in the event HIS PPM terminates Mr. Baca's employment because of his death, Mr. Baca (or his designated beneficiary, estate or other legal representative, as applicable, (the "Estate")) will be entitled to be paid his base salary through the month in which such termination occurred, as well as all unpaid and accrued incentive compensation through the date of termination, and the Estate shall be entitled to continue to participate (to the extent permissible under the terms and provisions of such programs and plans) in HIS PPM's benefit programs and plans until the end of the Term on the same terms and conditions as Mr. Baca participated immediately prior to the date of termination. If Mr. Baca's employment is terminated for Disability (as defined in the employment agreement), Mr. Baca will continue to be paid his base salary for a period of six months after such date (which amount will be reduced by any disability benefits received by him from disability policies paid for by HIS PPM).

      Upon termination of Mr. Baca's employment for Cause (as defined in the employment agreement) or in the event Mr. Baca's employment is terminated because of a court order restricting his employment by HIS PPM, Mr. Baca only will be entitled to be paid his base salary through the date the Notice of Termination (as defined in the employment agreement) is given, as well as all accrued and unpaid incentive compensation through the date the Notice of Termination is given.

      In August 1999, Mr. Vernon resigned as President of the Company and Mr. Baca became the President and Chief Operating Officer of the Company. In connection with such elevation, Mr. Baca was granted an option to purchase 15,000 shares of Common Stock at an exercise price of $13.125 per share (subject to consummation of the JIHP acquisition on or prior to December 31, 2000).

Option Grants in Fiscal 1999

      The following table sets forth each grant of stock options made by the Company during fiscal 1999 to each of the named executive officers:

                                                                                                Potential Realizable
                                                                                           Value at Assumed Annual Rates
                      Number of                             Exercise                      of Stock Price Appreciation for
                      Securities    % of Total Options      or Base                                Option Term(1)
                      Underlying        Granted to           Price                                 -----------
                       Options         Employee in         ($/Share)       Expiration
Name                  Granted($)       Fiscal Year           Range         Date Range          5%($)            10%($)
----                  ----------       -----------           -----         ----------          -----            ------
Elliott H. Vernon     25,000(2)           61.8%              10.60         Aug. 2009          $123,814         $313,768
Robert D. Baca        15,000(2)           37.1%             13.125         Aug. 2009          $166,657         $422,342

----------

(1) The potential realizable values represent future opportunity and have not been reduced to present value in 1999 dollars. The dollar amounts included in these columns are the result of calculations at assumed rates set by the SEC for illustration purposes, and these rates are not intended to be a forecast of the Common Stock price and are not necessarily indicative of the values that may be realized by the named executive officer.

(2) These options were granted under the Omnibus Plan and vest in increments of 20% on each anniversary of the grant date; provided, however, that in no event shall the option become exercisable until the consummation of the JIHP acquisition and such option shall expire unexercised if the acquisition does not occur on or prior to December 31, 2000.

Aggregated Option Exercises in Fiscal 1999 and 1999 Fiscal Year End Option
Values

      The following table summarizes for each of the named executive officers the total number of unexercised stock options held at December 31, 1999 and the aggregate dollar value of in-the-money, unexercised options held at December 31, 1999. No options were exercised by such persons during fiscal 1999. The value of unexercised, in-the-money options at fiscal year-end is the difference between its exercise or base price and the fair market value (i.e., the closing sale price on such date) of the underlying Common Stock on December 31, 1999 (the last trading day in fiscal 1999), which was $10.3125 per share. These values, unlike the amounts set forth in the column headed "Value Realized," have not been, and may never be, realized. The stock options have not been, and may never be, exercised; and actual gains, if any, on exercise will depend on the value of the Common Stock on the date of exercise. There can be no assurance that these values will be realized.

      The Company does not have any stock appreciation rights ("SARs") outstanding.

                                                   Securities Underlying
                                                   Number of Unexercised     Value of Unexercised
                                                   Options at Fiscal         In-the-Money Options
                                                   Year End                  at Fiscal Year End
                                                   ---------------------     --------------------
                          Shares
                       Acquired on      Value               Exercisable/         Exercisable/
      Name             Exercise(#)    Realized($)           Unexercisable       Unexercisable
      ----             -----------    -----------           -------------       -------------
Elliott H. Vernon          -0-           N/A                75,000/50,000         $140,625/$0
Robert D. Baca             -0-           N/A                13,333/36,667            $0/$0
Mark R. Vernon             -0-           N/A                11,500/8,500        $ 9,844/$8,906
Scott P. McGrory(1)        -0-           N/A                 3,810/1,250        $6,328/$3,516

----------

(1)   Mr. McGrory resigned as Vice President, Controller as of May 15, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      At December 31, 1999 and at September 30, 2000, Elliott H. Vernon (the Company's Chairman of the Board and Chief Executive Officer) (the "CEO") owed the Company $264,125 in connection with certain non-interest bearing advances under the Company's bonus plan. In accordance with this bonus plan and Mr. Vernon's employment agreement with the Company, Mr. Vernon is entitled to monthly bonus payments based upon an estimate of his full years' bonus entitlement, subject to adjustment. These advances represent such payments which were determined not to have been earned by Mr. Vernon under the terms of the bonus plan and are repayable to the Company.

      The Company entered into an arrangement, effective September 1, 1994 until July 1996, pursuant to which it operated solely as a sublessor of its four mobile MRI units rather than as an operator of such equipment. Mark R. Vernon, the brother of the CEO and an officer of the Company since April 1997, is the President and a significant stockholder of such sublessee of the Company's mobile MRI equipment. The other stockholders of the sublessee include certain former customers of the Company. The sublease provided for monthly payments to the Company, which commenced September 1, 1994, in the amount of $50,000 per month for the first three months and $115,000 per month for the next 45 months. These monthly payments included maintenance and insurance of approximately $44,000 per month paid directly by the Company. The total monthly sublease payments due to the Company were collateralized by the accounts receivable due to the sublessee by the sublessee's mobile MRI customers. Effective May 1, 1995, the sublease agreement was amended to provide for monthly payments to the Company in the amount of $76,373 per month for the next 40 months excluding maintenance of $38,627 per month originally paid directly by the Company since the sublessee entered into a maintenance agreement with an unrelated third party and began paying the equipment maintenance directly for the subleased mobile MRI units. At December 31, 1994, the sublessee was current with its monthly payment obligations. However, for fiscal 1995, the Company was entitled to receive from the sublessee approximately $1,047,000 in rental income, of which it received approximately $685,000, resulting in past due amounts of approximately $362,000. The Company, due to the sublessee's failure to remain current with its 1995 monthly payment obligations, notified the sublessee that it was in default of the sublease agreement. As a result, after assessing the sublease business arrangement, the Company sold one of its mobile MRI units for $625,000 in December 1995, which in turn reduced the sublessee's monthly payment obligation to the Company from $76,373 to $52,582 for the remaining 33 months of the sublease. As a result of the sale of the mobile MRI unit, the Company incurred a loss of approximately $31,000 representing the difference between the remaining sublease income attributable to such mobile MRI unit and the sale proceeds received. In February 1996, the Company terminated the master agreement with the sublessee and repossessed the remaining three mobile MRI units from the sublessee as a result of the failure of the sublessee and its customers to satisfy their obligations thereunder to the Company. At such time, the sublessee owed the Company approximately $456,000. In an attempt to satisfy the past due amounts owed to the Company, the sublessee and its customers provided the Company with cash (aggregating approximately $75,000) and additional patient receivable claims (aggregating approximately $504,000) to partially offset the amounts they owed to the Company. The additional patient receivable claims were to supplement the amounts previously submitted to the Company to satisfy prior past due indebtedness from the sublessee and its customers. The Company soon after returned the three mobile MRI units to the sublessee. Effective July 27, 1996, the Company again repossessed the three mobile MRI units due to the sublessee's continuing failure to meet its obligations to the Company. At such time, the sublessee owed the Company approximately $532,000. In August 1996, the Company entered into a lease purchase agreement with respect to the sale of one of the Company's mobile MRI units. The lease purchase agreement provided for a $20,000 down payment upon execution of the agreement, 11 monthly installments of $5,000 each which commenced October 1, 1996 and a final payment of $35,000 due in September 1997. Such amounts have been paid. The Company has entered into an agreement with certain other creditors of the sublessee in respect of the collection of the sublessee's receivables. As of December 31, 1999 and September

30, 2000, the amount of the sublessee's past due indebtedness was approximately $196,000 (which amount has been fully reserved by the Company in its financial statements).

      During fiscal 1999, Dr. George Braff, a director of the Company from December 1995 until April 1997, the Company's Medical Director since October 1997 and the supervising radiologist at three of the Company's MRI facilities, was the majority shareholder and officer of three of the Medical Lessees: M.R. Radiology Imaging of Lower Manhattan, P.C. ("MRILM"), Monmouth Diagnostic Imaging, P.A. ("MDI") and Kings Medical Diagnostic Imaging, P.C. ("KMDI"). For fiscal 1999, MRILM, MDI and KMDI paid the Company approximately $886,193, $5,828,972 and $1,337,318, respectively, in fees for services previously rendered. In addition, revenues generated to the Company by MRILM, MDI and KMDI accounted for 4%, 20%, and 3%, respectively, of the Company's total revenues in fiscal 1999. For fiscal 1999, MRILM, MDI and KMDI paid Dr. Braff approximately $85,528, $222,000 and $98,855, respectively, in fees for professional services rendered by him on their behalf. Such entities have continued to be Medical Lessees of the Company in fiscal 2000.

      In May 1999, the Company entered into a consulting agreement with Ulises
C. Sabato, M.D., a former significant stockholder of the Company, for a one year term. (The Company had previously entered into one-year consulting agreements with Dr. Sabato during fiscal 1996, 1997 and 1998.) Pursuant to such agreement, Dr. Sabato had agreed to provide such consultation and advice as the Company may reasonably request, including advice in respect of new developments in the diagnostic imaging market and the Company's relationships with current and potential referral sources, and assistance in the development of Company newsletters and the preparation and arrangement of seminars, luncheons and other training and education vehicles for current and potential referral sources, and assistance to the Company in the expansion of its physician management and consulting operations. Pursuant to such agreement, Dr. Sabato was entitled to an annual consulting fee of $48,000. During fiscal 1999, Dr. Sabato was paid an aggregate of $28,000 in consulting fees under the consulting agreement and the agreement was thereafter terminated without any additional payments.

      In February 1998, the Company entered into a consulting agreement with Dr. Manmohan A. Patel, a director of the Company since December 1998, for a one year term commencing February 27, 1998. Such agreement was extended until (and expired as of) December 31, 1999. Pursuant to such agreement, Dr. Patel agreed to provide such consultation and advice as the Company may reasonably request, including advice in respect of the Company's development of its physician management operations. Such agreement was to terminate upon the earlier to occur of (i) the execution of an employment agreement between the Company and Dr. Patel on terms and conditions satisfactory to the parties thereto (the "Patel Employment Agreement"), or (ii) the expiration or termination of such agreement pursuant to the terms thereof. Pursuant to such agreement, and in contemplation of the services to be rendered pursuant to the Patel Employment Agreement, the Company granted Dr. Patel stock options exercisable to purchase an aggregate of 30,000 shares of Common Stock under the terms and conditions of the Omnibus Plan. Such stock options were exercisable at $17.1875 per share, and were to vest in increments of 25% (i.e., 7,500 shares) upon the Common Stock attaining, for a period of 20 consecutive trading days, a fair market value (as defined in the Omnibus Plan) of $25.00, $50.00, $75.00 and $100.00, respectively. Notwithstanding the foregoing, such stock options were to become fully vested upon the earlier to occur of (x) the fifth anniversary of the grant date of the stock options and (y) a "Change in Control" as defined in the Omnibus Plan: provided, however, that in no event would any shares be purchasable under such stock options unless and until Dr. Patel became a full-time employee of the Company. (In August 1999, these options were amended to provide for automatic vesting in 20% increments on each anniversary of the grant date.) These options were terminated as of December 31, 1999 upon the termination of the consulting agreement.

      In January 1998, the Company and Pavonia Medical Associates, P.A. ("PMA") and its physician stockholders (including Dr. Patel, a director of the Company who owns an aggregate of 11,500 shares of PMA's common stock, representing approximately 19.74% of such outstanding common stock) signed a non- binding letter of intent with respect to the Company's acquisition of all of the capital stock held by PMA of Jersey Integrated HealthPractice, Inc. ("JIHP"), a management services organization formed and owned by PMA and Liberty HealthCare Systems, Inc. The terms of this acquisition were a result of arm's-length negotiations among the parties. In July 2000, the Company entered into a merger agreement with PMA which provides for the acquisition by the Company of PMA's approximately 72% equity interest in JIHP in exchange for the issuance to PMA of preferred stock of the Company which will automatically convert into 1.0 million shares of Common Stock upon the approval of such issuance by the Company's stockholders. In connection with such merger, PMA entered into a 26-year administrative services agreement with the Company (subject to earlier termination under certain specified conditions), pursuant to which PMA will pay the Company a management fee of $1.0 million per annum payable in equal monthly installments plus an additional management fee of 10% of PMA's annual revenues over $20.0 million. Among other things, the consummation of the acquisition of JIHP is subject to execution of definitive acquisition documents with Liberty HealthCare System, Inc., the owner of the remaining equity interest in JIHP.

      In December 1997, the Company agreed to guarantee a loan of $1.0 million from DVI Financial Services Inc. ("DFS") to JIHP (the "JIHP Loan"). This loan was funded by DFS to JIHP on January 8, 1998 and the loan bears interest at 12% per annum and is repayable over 48 months at $26,330 per month. At December 31, 1999, approximately $579,241 of the loan was outstanding. At September 30, 2000, approximately $387,243 of the loan was outstanding. PMA and physician stockholders of PMA have acknowledged that such extension of credit is for their benefit and have agreed that to the extent that the Company is or becomes liable in respect of any indebtedness or other liability or obligation of either PMA or JIHP, and the acquisition by the Company of 100% of the outstanding capital stock of JIHP is not consummated, then PMA and each physician stockholder of PMA agree to indemnify and hold the Company harmless from and against any and all such liabilities and obligations.

      In October 1999, the Company (through its clinical research division) entered into an exclusive five- year agreement with PMA to arrange and coordinate clinical research trials on its behalf. To date, the Company has arranged 20 clinical research trials on behalf of PMA. As of September 30, 2000, the Company had received an aggregate of approximately $24,000 in fees from such trials and PMA had received an aggregate of approximately $92,500 in fees from such trials.

      Effective June 2000, the Company entered into a lease agreement (the "Lease Agreement") with Stratus Services Group, Inc., an employment leasing company that provides a wide range of staffing and outsourcing services corporation ("Stratus"). The terms of the Lease Agreement were the result of arm's-length negotiations among the parties which the Company believes resulted in a fair and reasonable compromise. Effective June 19, 2000, all Company employees (totaling approximately 150 employees), except for certain officers and radiologists, became employees of Stratus and then were leased back to the Company. Stratus is a public company traded on Nasdaq under the symbol "SERV" and the CEO of Stratus is Joseph J. Raymond, who was a director of the Company from December 1995 until September 2000. As of September 30, 2000, the Company had paid Stratus $1,340,133 under the Lease Agreement (which represents the leased employees' compensation plus a leasing and administrative fee to Stratus related to taxes and insurance and for payroll, human resources and accounting services) and had an outstanding balance owed to Stratus in the amount of $167,847. The term of the Lease Agreement is for one year and automatically renews on an annual basis with a right to terminate with 30 days written notice.

      On August 23, 2000, the Company agreed to sell Huntington Street Company and Venturetek L.P. (the "Purchasers") an aggregate of 226,004 shares of Common Stock for an aggregate purchase price of $500,000. Pursuant to the Company's agreement with the Purchasers, the Company has agreed to file a registration statement within 30 days after the closing (which date is subject to extension under certain specified conditions) permitting the Purchasers to offer and sell these shares, and has further agreed to issue additional shares of Common Stock to the Purchasers (or, under certain specified conditions, to deliver cash or a Company promissory note) if the market price of the Common Stock, at the earlier of the 120th day following the closing or the effective date of the above-referenced registration statement, is less than $2.88 (in order to provide the Purchasers with 130% return on their investment). The issuance of these shares has been delayed pending the receipt of certain consents.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      The Company's financial statements for fiscal 1999 included in the Company's Annual Report on Form 10-K for fiscal 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing therein. The engagement of Deloitte & Touche LLP is not being presented for approval of the stockholders at the Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and to be available to respond to appropriate questions and will be given the opportunity to make a statement if they so desire.

                              STOCKHOLDER PROPOSALS

      Stockholder proposals for presentation at the Company's next annual meeting of stockholders to be held in 2001 must be received by the Company at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting no later than August 9, 2001. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholders' proposals. A proxy will confer discretionary authority to management of the Company to vote on any matter other than matters for which the Company received notice by a stockholder prior to October 23, 2001.

                                  OTHER MATTERS

      It is not expected that any other matters will be brought before the Meeting. However, if any other matters are presented, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                     ANNUAL REPORTS AND FINANCIAL STATEMENTS

      The Company's Annual Report on Form 10-K for fiscal 1999 and the Company's Form 10-Q for the quarterly period ended September 30, 2000 are being furnished simultaneously herewith, however, they are not to be considered a part of this Proxy Statement.

      The Company will also furnish to any stockholder a copy of any exhibit to this Form 10-K or 10-Q as listed thereon, upon request and upon payment of the Company's reasonable expenses of furnishing such exhibit. Requests should be directed to HealthCare Integrated Services, Inc., Shrewsbury Executive Center II, 1040 Broad Street, Shrewsbury, New Jersey 07702, Attention: Assistant Secretary.

       ALL STOCKHOLDERS ARE URGED TO MARK, SIGN AND SEND IN THEIR PROXIES WITHOUT DELAY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL
                    AND YOUR COOPERATION WILL BE APPRECIATED.

                                       By Order of The Board of Directors,

                                       ELLIOTT H. VERNON
                                       Chairman of the Board and Chief Executive
                                       Officer

December 7, 2000